Exhibit 10.1

FIRST AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT AND JOINDER TO AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is made as of the 14th day of July, 2015, between and among CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., a Maryland limited partnership (“Parent Borrower”), CITY OFFICE REIT, INC. (the “Guarantor”), Subsidiary Credit Parties, KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to, or by their execution hereof are becoming party to, that certain Amended and Restated Credit Agreement dated as of June 26, 2015 between Parent Borrower, the Subsidiary Credit Parties, KeyBank as administrative agent on behalf of the other lending institutions party thereto (“Agent”), and KEYBANC CAPITAL MARKETS as Sole Lead Arranger and Sole Book Manager (the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Credit Agreement.

R E C I T A L S

WHEREAS, Parent Borrower by its execution hereof has requested that the Total Commitment under the Credit Agreement be increased to $75,000,000 purusant to §2.12 of the Credit Agreement;

WHEREAS, BMO Harris Bank, N.A. and Royal Bank of Canada have agreed to issue Commitments under the Credit Agreement, provided the Credit Agreement is amended as set forth herein;

WHEREAS, the Credit Parties, the Agent, and the Lenders have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

1. Effective upon the date hereof, the Total Commitment under the Credit Agreement is hereby increased to Seventy Five Million Dollars ($75,000,000.00). In connection therewith, each of BMO Harris Bank, N.A., and Royal Bank of Canada, (each, a “New Lender”) hereby agrees to issue its Commitment in the aggregate amount set forth on revised Schedule 1.1 attached hereto and become a Lender under the Credit Agreement, and assumes all obligations of a Lender with respect to its Commitment as if the New Lender were an original Lender under and signatory to the Credit Agreement, which obligations shall include, but shall not be limited to, the obligation of each New Lender to make Loans to the Borrower with respect to its Commitment. Each New Lender (a) represents and warrants that it has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to issue its Commitment under the Credit Agreement; (b) confirms it has received copies of the Loan Documents, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Amendment and to issue its Commitment under the Credit Agreement; (c) confirms that it has, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents and based on the financial statements supplied by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to become a Lender under the Credit Agreement; and (d) agrees that (i) it will, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Effective upon the execution hereof, BMO Harris Bank, N.A. shall be desigated as Documentation Agent under the Credit Agreement.

3. The definitions of Capital Reserve, Competitor, Majority Lenders and Required Lenders in Article I of the Credit Agreement are hereby deleted in their entirety and replaced with the following:

“Capital Reserve. On an annual basis, an amount equal to $0.40 per square foot. The Capital Reserve shall be calculated based on the total rentable square footage of the Buildings owned (or ground leased) at the end of each fiscal quarter, less the square footage of unoccupied space held for development or redevelopment.

Competitor. The parties listed on Schedule 1.4 annexed hereto.

Majority Lenders. As of any date, at least two (2) Lenders whose aggregate Revolving Credit Commitment Percentage is greater than fifty percent (50%); provided that in determining said percentage at any given time, all the existing Revolving Credit Lenders that are Defaulting Lenders will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Lenders shall be re-determined for voting purposes only to exclude the Revolving Credit Commitment Percentages of such Defaulting Lenders.

Required Lenders. As of any date, at least two (2) Lenders whose aggregate Commitment Percentage is equal to or greater than sixty-six and 2/3 percent (66.67%) of the Total Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Commitment Percentages of the Lenders shall be redetermined for voting purposes only to exclude the Commitment Percentages of such Defaulting Lenders.”

4. Article 1 of the Credit Agreement is hereby amended by inserting the following definition in appropriate alphabetical order:

Core Funds from Operations. As of any date of determination means, with respect to a Person and for a given period, (a) net income (loss) computed in accordance with GAAP of such person determined on a consolidated basis for such period minus (or plus) (b) gains (or losses) from debt restructuring, mark-to-market adjustments on interest rate swaps, and sales of property during such period, plus (c) depreciation with respect to such person’s real estate assets and amortization (other than amortization of deferred financing costs) of such person for such period, all after adjustment for unconsolidated partnerships and joint ventures, plus (d) all acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn out and the amortization of stock based compensation.

5. §3.1 of the Credit Agreement is hereby amended by inserting “)” after “§2.11(a)” on the fifth line thereof.

6. §5.2(a) of the Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

(a) The Agent shall, for the purpose of determining the current Appraised Value of the Collateral Properties, obtain new Appraisals or an update to existing Appraisals with respect to each Collateral Property, (i) in connection with the acceptance of such Real Estate as a Collateral Property, (ii) in the Agent’s discretion, once annually unless an Event of Default shall be in existence, (iii) in connection with any requested extension of the Maturity Date, or (iv) at any time while an Event of Default is in existence. The reasonable expense of such Appraisals and/or updates performed pursuant to this §5.2(a) shall be borne by the Borrowers and payable to Agent within ten (10) days of demand.

7. The last three sentences of §5.3(a) are hereby deleted and shall be replaced by the following:

“Thereafter, the Agent shall use its best efforts within ten (10) Business Days from the date of the receipt of such documentation and other information to advise Parent Borrower whether the necessary Lender consent to the acceptance of such Potential Collateral has been received. No Potential Collateral shall be included as Collateral unless and until the following conditions precedent shall have been satisfied:”

8. The last (unnumbered) sentence of § 5.3 is hereby deleted and shall be replaced by the following:

“Notwithstanding the foregoing, in the event such Collateral or Potential Collateral does not qualify as Eligible Real Estate, so long as the conditions set forth in clauses (ii) and (iv) of this §5.3 have been satisfied, such Collateral or Potential Collateral shall be included as Collateral and constitute Eligible Real Estate so long as the Agent shall have received the prior written consent of Lenders in their sole discretion to the inclusion of such Real Estate as a Collateral Property.”

9. Article 7 of the Credit Agreement is hereby amended to insert new §7.22 as follows:

“At all times, there shall be a minimum of three (3) Collateral Properties under this Agreement, provided if the number of Collateral Properties is ever less than 3 but not less than 2, Borrower shall have sixty (60) days after the date on which the 3rd Collateral Property is released to add new Real Estate to the list of Collateral Properties in satisfaction of such requirement, it being agreed that the failure to replace a released Collateral Property within said sixty (60) day period or if the number of Collateral Properties ever is less than 2, then same shall constitute an Event of Default.”

10. § 8.1(ix) of the Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“(ix) The Guarantor will not incur any Recourse Indebtedness other than (i) guaranties and other direct indebtedness of the Guarantor consisting of carve-out guaranties and environmental indemnifications on first mortgage or other property related loans; and (ii) Indebtedness under the Guaranty; and (iii) other Indebtedness in an aggregate amount at any one time not in excess of five percent (5%) of Guarantor’s Total Asset Value.”

11. § 8.7 of the Credit Agreement is hereby deleted in its entirety and shall be replaced by the following:

“8.7 Distributions. Parent Borrower shall not pay any Distribution to the partners, members or other owners of Parent Borrower, and Guarantor shall not pay any Distribution to its partners, members, or other owners or shareholders, (a) if an Event of Default is in existence, except that each of Guarantor, Parent Borrower and Subsidiary Credit Parties shall be permitted to make Distributions in an amount not less than the amount that would be required to be distributed by Guarantor taking into account all other sources of net income in order to maintain REIT qualification, to eliminate any U.S. federal income tax liability, and to avoid the imposition of any excise tax for undistributed income, or (b) for Distributions made by the Guarantor, in excess of, for each quarter end for the preceding twelve month period, one hundred percent (100%) of Core Funds From Operations, provided that if the Guarantor’s equity raise in a subject quarter is in excess of 5% of its Consolidated Tangible Net Worth prior to such equity raise, the Distributions made on such additional equity will be excluded from the limitation in this subsection (b) during such calendar quarter and the next two succeeding calendar quarters.

12. §12.1 is hereby amended by deleting the “(p)” following subsection (o) thereof.

13. §12.5(b) of the Credit Agreement of is hereby deleted in its entirety and shall be replaced by the following:

(b) Second, (i) first, to all other Obligations (including any Letter of Credit Liabilities, interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (A) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (B) in the event that any Lender shall have wrongfully failed or refused to make an advance under §2.9(a) and such failure or refusal shall be continuing, advances made by other Lenders during the pendency of such failure or refusal shall be entitled to be repaid as to principal and accrued interest in priority to the other Obligations described in this subsection (b); and (C) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses shall be made among the Lenders, pro rata,; and provided, further that the

Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable, and then, after payment of all amount due or payayble under this subsection (i), (ii) to any Hedge Obligations in such order or preference as the Lender Hedge Providers may determine, including any Hedge Obligations not then due and payable;

14. §14.10 of the Credit Agreement is hereby amended by deleting the second sentence thereof and replacing same with the following:

“Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action, provided that the Agent shall obtain the prior approval of the Required Lenders if such payments for amounts other than taxes and insurance shall exceed $100,000 in any twelve (12) month period.”

15. §14.14 is hereby amended by adding a new sentence at the end thereof as follows:

“Notwithstanding the foregoing, no such deemed approval shall apply to matter (a) requiring the consent of all Lenders or or any Lender adversely affected by the subject request, or (b) with respect to the admission of any Real Estate as a Collateral Property.”

16. §27 of the Credit Agreement is hereby amended by inserting the word “or” at the end of subsection (l) thereof and adding new subsections (m) and (n) as follows:

“(m) any change in the definition of Eligible Real Estate or Borrowing Base Availability or any consitutuent defintions related thereto; or

(n) any change in criteria for the adminision of any Real Estate as a Collateral Property.”

17. Schedule 1.1 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 1.1 attached hereto.

18. Section (c) of Schedule 1.2 to the Credit Agreement is hereby amended by deleting the phrase “If required by the Agent,” at the beginning thereof.

19. The Credit Agreement is hereby modified by adding Schedules 1.3 and 1.4 in the form attached hereto.

20. On or prior to the execution of this First Amendment, Borrower shall pay to Agent all lender fees and reasonable costs and expenses of Agent in connection with this First Amendment, including, without limitation, reasonable legal fees and expenses incurred by Agent.

21. Wherever located, all references in the Credit Agreement or the other Loan Documents to the term “Credit Agreement” shall mean the Credit Agreement as amended by this First Amendment.

22. Borrower acknowledges, confirms and agrees that Borrower does not have any offsets, defenses, claims or counterclaims against Agent or any Lender with respect to any of the Borrower’s liabilities and obligations to Agent and the Lenders pursuant to any Loan Documents and to the extent the Borrower has or has ever had any such offsets, defenses or counterclaims, the Borrower hereby specifically WAIVES and RELEASES any and all rights to such offsets, defenses, claims or counterclaims.

23. Except as specifically amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect and the Borrower hereby represents and warrants that all warranties, representations and covenants contained therein, or otherwise made by or on behalf of Borrower to Agent in writing in connection therewith or after the date thereof, are true and correct in all material respects as of the date hereof (unless such representations and warranties are limited by their terms to a specific date), other than for changes in the ordinary course of business permitted by the Credit Agreement.

24. This First Amendment, which may be executed in multiple counterparts, constitutes the entire agreement of the parties regarding the matters contained herein and shall not be modified by any prior oral or written discussions. Delivery of an executed counterpart of a signature page of this First Amendment by telecopy or other electronic imaging transmission (e.g. PDF by email) shall be effective as delivery of a manually executed counterpart of this First Amendment. Borrower hereby acknowledges and agrees that all of the terms and conditions of the Credit Agreement shall remain in full force and effect except as expressly provided in this First Amendment. Except where the context clearly requires otherwise, all references to the Credit Agreement in any other Loan Document shall be to the Credit Agreement as amended by this First Amendment.

25. Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

26. This First Amendment shall be governed by and construed in accordance with the laws of the State of New York.

[END OF TEXT; SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, each of the undersigned has caused this First Amendment to be executed by its duly authorized representatives as of the date first set forth above.

PARENT BORROWER:

CITY OFFICE REIT OPERATING PARTNERSHIP, L.P., a Maryland limited partnership, by its general partner, City Office REIT, Inc., a Maryland corporation

By:	/s/ Anthony Maretic
Name:	Anthony Maretic
Title:	CFO

SUBSIDIARY BORROWERS:

CIO LOGAN TOWER, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Logan Tower GP, LLC, a Delaware limited liability company, its sole General Partner

By:	/s/ Anthony Maretic
Name:	Anthony Maretic
Title:	Treasurer

CIO SUPERIOR POINTE, LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CIO Superior Pointe GP, LLC, a Delaware limited liability company, its sole General Partner

By:	/s/ Anthony Maretic
Name:	Anthony Maretic
Title:	Treasurer

[Signature Page to First Amendment to Credit Agreement]

SUBSIDIARY GUARANTOR

CENTRAL FAIRWINDS LIMITED PARTNERSHIP, a Florida limited partnership, by its general partner, Central Fairwinds GP Corporation, a Florida corporation

	By:	/s/ James Farrar
	Name:	James Farrar
	Title:	President

GUARANTOR:	CITY OFFICE REIT, INC., a Maryland corporation

	By:	/s/ Anthony Maretic
	Name:	Anthony Maretic
	Title:	CFO

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Credit Agreement]

AGENT AND LENDER:

KEYBANK NATIONAL ASSOCIATION

By: /s/ Christopher T. Neil
Name:Christopher T. Neil
Title:Vice President

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to First Amendment to Credit Agreement]

NEW LENDERS:

BMO HARRIS BANK N.A.

By: /s/ Michael Perlberg
Name:Michael Perlberg
Title:Vice President

ROYAL BANK OF CANADA

By: /s/ Rina Kansagra
Name:Rina Kansagra
Title:Authorized Signatory

[Signature Page to First Amendment to Credit Agreement]

SCHEDULE 1.1

LENDERS AND COMMITMENTS

Name and Address	Commitment	Commitment Percentage

KeyBank National Association 225 Franklin Street Boston, Massachusetts 02110 Attention: Telephone: Facsimile: LIBOR Lending Office: Same as Above Domestic Lending Office: Same as Above	$35,000,000	47.6666667%

BMO Harris Bank N.A. 111 W. Monroe/115 S. LaSalle 20-W Chicago, IL 60603 Attention: Michael Perlberg Telephone: 312 461 5071 Facsimile: 312 768 8348 LIBOR Lending office: Same as Above Domestic Lending Office: Same as Above	$25,000,000	33.3333333%

Royal Bank of Canada Three World Financial Center 200 Vesey Street New York, NY 10281-8098 Attention: Rina Kansagara Telephone: 212 428 6950 Facsimile: 212 428 6459 LIBOR Lending office: Same as Above Domestic Lending Office: Same as Above	$15,000,000.00	20.0000000%

Schedule 1.1

SCHEDULE 1.3

COLLATERAL PROPERTIES

1000 and 1100 South McCaslin Boulevard, Superior, County of Boulder, Colorado

1580 Logan Street, City and County of Denver, Colorado

135 W. Center Boulevard, Orlando, Orange County, Florida

7595 Technology Way, City and County of Denver, Colorado

Schedule 1.3

SCHEDULE 1.4

COMPETITORS

Any real estate investment trust, or any affiliate of any real estate investment trust, now existing or hereafter created, whether publicly traded or privately held, which holds or has a stated policy to acquire and hold, office properties in the United States

Schedule 1.4